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Exhibit 10.41

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into as of January 1, 2003, by and between PLANET POLYMER TECHNOLOGIES, INC., a California corporation (the "Company"), and RICHARD BERNIER ("Consultant") with respect to the following facts:

                                    RECITALS

         A. The Company desires to retain Consultant to assist the Company with its SEC reporting obligations for the year ended December 31, 2002, annual meeting for 2003 and the finalization of the sale and licensing agreements, between the Company and Agway (collectively, the "Services").

         B. Consultant is willing and desires to provide the Services to the Company upon the terms, covenants and conditions hereinafter set forth.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions hereinafter set forth, the parties agree as follows:

         1. Term of Service. The Company hereby retains Consultant for a period of three (3) months beginning as of January 1, 2003, and continuing until March 31, 2003, unless further extended or sooner terminated as provided in
Section 5 below (the "Term"). Any extended term shall be "at will" and may be terminated at any time with or without cause by either party. Consultant shall perform the Services pursuant to this Agreement upon request by the Company, and at times mutually agreed upon by the Company and Consultant.

         2. Services to Be Provided. Consultant agrees to provide the Services to the Company as the Company may request. All services provided by Consultant for the Company are performed pursuant to the terms and conditions of this Agreement. The Company may retain Consultant on additional projects on which the Company may require assistance from Consultant ("Additional Services") with prior written authorization from the Company's Board of Directors (the "Board").

         3. Resignation. Effective as of January 31, 2003, Consultant agrees to resign as a Director and the Chief Executive Officer and Chief Financial Officer of the Company. Consultant agrees to reasonably cooperate with the Company to issue a joint press release to announce his resignation.

         4. Nonstatutory Stock Options. Upon the complete execution of this Agreement, the Company shall issue to Consultant nonstatutory stock options to purchase 25,000 shares of the Company's common stock (the "NSO's") under the Company's 2000 Stock Incentive Plan. The strike price of the NSO's shall be the price of the Company's common stock on January 31, 2003.

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The NSO's shall be for a term of ten (10) years and vest on March 31, 2003, upon
Consultant's satisfactory provision of the Services to the Company as shall be determined by the Board.

         5. Fees. During the Term, the Company shall pay or provide to Consultant the following fees:

                  a. Consulting Fees. While this Agreement is in effect, the Company shall pay Consultant $100 per hour for the Services, not to exceed $25,000 in the aggregate (the "Limit"). Unless otherwise agreed to by the Company in writing, Consultant shall provide the Services until completion irregardless if the Limit has already been reached and paid to Consultant. Such consulting fees shall be paid monthly at the beginning of each month, provided Company has cash reasonably available to make such payment. Any fees not paid each month will accrue and be paid when cash of the Company is reasonably available.

                  b. Expense Reimbursement. The Company shall promptly reimburse Consultant for expenses reasonably incurred in the course of carrying out the Services upon Consultant's submission of a detailed expense report to the Company, provided the nature and scope of such expense has been approved in advance by the Board or President of the Company.

                  c. Additional Fees. In addition to the consulting fees payable hereunder, the Company shall pay Consultant an additional $100 per hour for any Additional Services performed by Consultant for the Company.

         6.       Ryer COmmissions.

                  a. Ryer Payments. Upon the Company's receipt of payments from Ryer Industries LLC ("Ryer") in accordance with a certain Purchase and Sale Agreement dated December 21, 2001, by and between Ryer and the Company, as amended (the "Ryer Agreement"), including, without limitation, royalty payments from Ryer, Consultant shall receive commissions in amounts as set forth in the First Amendment to Executive Agreement dated October 17, 2000, by and between the Company and Consultant.

                  b. MIM Sales Upon Ryer Default. In the event that Ryer completely defaults under the Ryer Agreement and the Company recovers the assets subject to, and sold under, the Ryer Agreement (the "MIM Assets"), and the Company resells the MIM Assets, Consultant shall only receive commissions if Company retains consultant to assist Company in such sale. Prior to hiring any third party to offer and resell the MIM Assets, Company shall offer Consultant the right of first refusal to represent the Company on the offer and sale of the MIM Assets on similar terms and conditions as applied to the Ryer Agreement.

         7. No Other Benefits. Unless otherwise approved by the Board, Consultant shall receive no other benefits from the Company, other than the Company's payment of premiums on medical insurance for Consultant up to and including January 31, 2003.

         8. Independent Contractor; Withholding. Consultant will at all times be an independent contractor, and as such will not have authority to bind the Company. Consultant will not act as

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an agent nor shall he be deemed to be an employee of the Company for the purposes of any employee benefit program, unemployment benefits, or otherwise. Consultant recognizes that no amount will be withheld from any compensation for payment of any federal, state, or local taxes and that Consultant has sole responsibility to pay such taxes, if any, and file such returns as shall be required by applicable laws and regulations. Consultant shall not enter into any agreements or incur any obligations on behalf of the Company.

         9. Termination and Extension. The Term shall be sooner terminated or further extended under the following circumstances:

                  a. Termination for Cause. The Company shall be entitled, with or without prior notice, to terminate this Agreement for cause, in which case no consulting fees or other fees (other than such fees that have already been earned by Consultant) shall be payable to Consultant after such termination. "Cause" means Consultant's (i) gross negligence in the performance or non-performance of any material duties to the Company; (ii) commission of any material criminal act or fraud or of any act that affects adversely the reputation of the Company; (iii) habitual neglect of its duties that it is required to perform under this Agreement; (iv) dishonesty; or (v) gross misconduct. Such termination shall not prejudice any other remedy under law or equity of the Company and the failure of the Company to terminate Consultant when cause exists shall not constitute the waiver of the Company's right to terminate this Agreement at a later time. Termination under this section shall be considered "for cause" for purposes of this Agreement.

                  b. Extension of Term. The Term may be further extended with the express authorization of the Company's Board of Directors and Consultant. Any extended term may be terminated at any time at the will of the Board of Directors, with or without cause.

         10. Indemnification. In the event any person or entity who is not a party to this Agreement makes any claim or demand, or brings any legal action, arbitration, or other proceedings against Consultant relating solely to Consultant's provision of the Services, the Company hereby agrees to indemnify and hold Consultant harmless from all such third party claims, or claims by the Company for indemnity regarding such third party claims, and all damages, expenses, losses, liability, or attorneys' fees which Consultant may incur therefrom (hereinafter collectively referred to as "liability"), except liability which results from Consultant's negligence or Consultant's intentional torts.

         11. General Release. Except as expressly provided in this Agreement, Consultant and the Company will and hereby do release each other and their respective directors, officers, Consultants, agents, owners, successors or assigns, and any related or subsidiary corporations (the "Released Parties") from all claims, demands, warranties, debts, obligations, liabilities, costs, expenses, rights of action, wages, vacation payments, commissions, overtime payments, judgments, orders or liabilities of any kind of character whatsoever, whether known or unknown, suspected or unsuspected, related to Consultant's employment with the Company, arising before the date of this Agreement. Without limiting the generality of the foregoing release, Consultant agrees to waive any right to recover based on state or federal age, sex, disability, physical or mental handicap, sexual orientation, medical condition, mental handicap or other anti-discrimination laws, including, without limitation, Title VII, The Age Discrimination in

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Employment Act, The Americans with Disabilities Act, and The California Fair
Employment as well as the Older Workers Benefit Protection Act and Housing Act, all as amended, whether such claim be based upon an action filed by Consultant or by a governmental agency. The foregoing release is not intended to and does not release Consultant from any liability arising out of or in connection with any illegal acts committed by Consultant.

         12. Civil Code Waiver. Each party expressly waives and relinquishes all rights and benefits afforded by Section 1542 of the Civil Code of the State of California, and does so understanding and acknowledging the significance of this specific waiver of Section 1542. Section 1542 of the Civil Code of the State of California states as follows:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him must have materially affected his settlement with the debtor.

         Thus, notwithstanding the provisions of Section 1542 and except as expressly provided in this Agreement, and for the purpose of implementing a full and complete release and discharge of the Released Parties, each party expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all claims that any party does not know or suspect to exist in the other party's favor at the time of execution of this Agreement, and this Agreement contemplates the extinguishment of any of these claims.

         13. Confidential Information. Consultant acknowledges that during Consultant's employment and the Term of this Agreement, Consultant had and will have access to and became acquainted with the Company's confidential and proprietary information, including but not limited to the Company's products and services, confidential information regarding its customers and other compilations of information and records. In consideration of the covenants made by the Company herein, Consultant agrees that he shall not directly or indirectly disclose or otherwise use the confidential and proprietary information of the Company.

         14. Relationship of the Parties. Nothing contained herein shall be construed to place the parties in the relationship of employer/employee, partners, or joint venturers. Except as otherwise provided in this Agreement, the Company shall have no power to obligate or bind Consultant in any manner whatsoever. Consultant shall have no power to obligate or bind Company in any manner whatsoever, other than as provided by this Agreement.

         15. Benefit and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. The rights of the Company and Consultant hereunder may not be assigned without the prior written consent of the other party.

         16. Severability. Should any provision of this Agreement or application thereof be declared invalid, void or unenforceable for any reason, the validity and binding effect of the remaining portions shall not be affected and the remaining portions of this Agreement shall remain in full force and effect as if this Agreement had been executed with the invalid, void or unenforceable provision eliminated. To this end, the provisions of this Agreement are severable.

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         17.      Governing Law. Except to the extent governed by the laws of the United States, this Agreement is to be governed and construed under the internal laws of the State of California and that venue shall be proper for all purposes in San Diego County, California.

         18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be the same document. Such counterparts may be executed and delivered in person or via facsimile.

         19. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, arrangements, and understandings with respect thereto. No representation, promise, inducement, statement or intention has been made by any party hereto that is not embodied herein, and no party shall be bound by or be liable for any alleged representation, promise, inducement, or statement not set forth herein.

         20. Modification. This Agreement may not be modified, amended, superseded, or cancelled, and none of the terms, covenants, representations, warranties or conditions hereof may be waived, without a written instrument executed by the party or parties to be bound by any such modification, amendment, supersession, cancellation, or waiver.

         21. Arbitration. Except as otherwise provided by law, any controversy or claim arising out of or relating to this Agreement, the relationship created hereby, the breach or termination thereof, or otherwise, shall be settled by arbitration in San Diego County, California in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. BY AGREEING TO ARBITRATION UNDER THIS PARAGRAPH, BOTH CONSULTANT AND THE COMPANY UNDERSTAND THAT THEY ARE AGREEING TO HAVE ANY DISPUTE RELATING TO THIS AGREEMENT DECIDED BY A NEUTRAL ARBITRATOR, AND AS TO THOSE DISPUTES DECIDED BY THE NEUTRAL ARBITRATOR, CONSULTANT AND THE COMPANY ARE GIVING UP THEIR RIGHT TO A JURY OR COURT TRIAL AND, IN ADDITION, CONSULTANT AND THE COMPANY WAIVE ANY RIGHT TO SEEK PUNITIVE DAMAGES.

         22. Attorneys' Fees and Costs. In any arbitration or other action, the prevailing party shall be entitled to recover from the losing party its reasonable costs and actual attorneys' fees. The "prevailing party" means the party determined by the arbitrator to have most nearly prevailed, even if such party did not prevail in all matters, and not necessarily the one in whose favor a judgment is rendered.

         23. Waivers; Cumulative Remedies. The failure of any party to exercise any of its rights hereunder or to enforce any of the terms or conditions of this Agreement on any occasion shall not constitute or be deemed a waiver of that party's rights thereafter to exercise any rights hereunder or to enforce any and every term and condition of this Agreement. Any remedies provided for herein are cumulative, and not in substitution for any other remedy any party may have at law or in equity. No delay on the part of any party in exercising any right, power or privilege granted hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof.

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         24.      Representation. The parties hereto acknowledge each has read this Agreement, that each fully understands its rights, privileges and duties under this Agreement, and that each enters into this Agreement freely and voluntarily. Consultant further acknowledges he has had the opportunity to consult with an attorney of his choice who is completely independent of and in no way connected with the Company, to explain the terms of this Agreement and the consequences of signing it.

         25. Headings. All paragraph headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement.

         26. Further Assurances. The parties agree that, from time to time hereafter, and upon request, each of them will execute, acknowledge and deliver such documents and other instruments and shall perform such acts and deeds as may be reasonably required or desirable to effectuate the transactions contemplated by this Agreement or to otherwise carry out the terms and conditions of this Agreement.

                      [SIGNATURE PAGE TO FOLLOW THIS PAGE]

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                                 SIGNATURE PAGE

                                       TO

                              CONSULTING AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have caused this Consulting Agreement to be executed as of the date first set forth above.

                                           CONSULTANT:

                                           __________________________________
                                           Richard C. Bernier

                                           THE COMPANY:

                                           PLANET POLYMER TECHNOLOGIES, INC.

                                           By:_______________________________
                                              H. Mac Busby

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